UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ⌧ Filed by a Party other than the Registrant ◻

Check the appropriate box:

◻	Preliminary Proxy Statement

◻	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e) (2))

⌧	Definitive Proxy Statement

◻	Definitive Additional Materials

◻	Soliciting Material Pursuant to Sec. § 240.14a-12

CSP INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

⌧	No fee required.

◻	Fee paid previously with preliminary materials.

◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CSP INC.

December 30, 2025

Dear Stockholders:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of CSP Inc. Our Annual Meeting will be held on Tuesday, February 10, 2026, at 9:00 a.m. local time at our CSP Inc. office located at 951 Broken Sound Pkwy NW #250, Boca Raton, Florida 33487.

We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of 2026 Annual Meeting of Stockholders and proxy statement.

Your vote is very important to us, regardless of the number of shares that you own. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure your shares are represented at the Annual Meeting. To simplify this process, your vote may be cast over the Internet, by telephone or by mail.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/Victor Dellovo
Victor Dellovo
Chief Executive Officer

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Date:             Tuesday, February 10, 2026

Time:             9:00 a.m. local time

Place:            CSP Inc. Office in Boca Raton, Florida

951 Broken Sound Pkwy NW #250

Boca Raton, Florida 33487

At the Annual Meeting you will be asked to:

1.	elect the nominees named in the proxy statement to the Board of Directors as directors;
2.	consider an advisory vote to approve executive compensation;
3.	ratify the appointment of CBIZ CPAs P.C. as the Company’s independent auditors for fiscal year 2026; and
4.	transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
By order of the Board of Directors,

/s/Gary W. Levine
Gary W. Levine
Secretary

Lowell, Massachusetts

December 30, 2025

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING WHETHER OR NOT YOU ATTEND, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTE YOUR PROXY OVER THE INTERNET OR BY TELEPHONE AS PROMPTLY AS POSSIBLE.

ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on February 10, 2026. The notice of the Annual Meeting, proxy statement, proxy card and 2025 Annual Report on Form 10-K are also available at www.proxyvote.com

CSP INC.

(A Massachusetts Corporation)

PROXY STATEMENT

Annual Meeting of Stockholders

February 10, 2026

INFORMATION CONCERNING THE PROXY MATERIALS AND THE ANNUAL MEETING

Our Board of Directors is soliciting proxies to be voted at the 2026 Annual Meeting of Stockholders to be held on February 10, 2026, which is referred to in this proxy statement as the Annual Meeting. The cost of solicitation will be borne by us. Our directors and employees may also solicit proxies in person, by telephone, electronic transmission or other means of communication. We will not pay these directors and employees any additional compensation for these services. We will ask banks, brokerage firms, and other institutions, nominees, and fiduciaries to forward these proxy materials to their principal, and to obtain authority to execute proxies, and will reimburse them for their expenses. Your vote is very important. For this reason, our Board is requesting that you permit your common stock to be represented at the Annual Meeting by the persons named as proxies for the Annual Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

Our principal executive offices are located at 175 Cabot St. Suite 210, Lowell, Massachusetts 01854. Our main telephone number is (978) 954-5038. In this proxy statement, CSP Inc. is sometimes referred to as the “Company”, “CSPI”, “we” or “our”.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on February 10, 2026.

Pursuant to the rules adopted by the Securities and Exchange Commission, which is referred to in this proxy statement as the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a notice of Annual Meeting, proxy statement, proxy card and our 2025 Annual Report on Form 10-K, and by notifying you of the availability of our proxy materials on the Internet. The notice of the Annual Meeting, proxy statement, proxy card and 2025 Annual Report on Form 10-K are also available at www.proxyvote.com. In accordance with SEC rules, the materials on the site are searchable, readable and printable and the site does not have “cookies” or other tracking devices which identify visitors.

We are mailing this proxy statement and the enclosed form of proxy to stockholders on or about December 30, 2025.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

Where and when is the Annual Meeting of Stockholders?

Our Annual Meeting of stockholders will be held at our South Florida office, located at 951 Broken Sound Pkwy NW #250 Boca Raton, Florida 33487 at 9:00 a.m. local time on February 10, 2026.

Who may attend the annual meeting?

To attend you must be a CSP Inc. shareholder as of the record date. We intend to hold our annual meeting in person.

Who may vote at the Annual Meeting?

You may vote if our records show that you owned your shares on December 19, 2025, which is the record date for our 2026 Annual Meeting (the “record date”). At the close of business on the record date, 9,904,783 shares of our common stock were issued and outstanding and eligible to vote. You may cast one vote for each share of common stock held of record by you on the record date on all matters presented.

Why did I receive the proxy materials by e-mail?

You requested that the Company or a broker, bank or other nominee holding your shares deliver proxy materials to you electronically by e-mail. If you hold your shares through a bank, broker or other nominee, please contact that holder for information about starting or stopping e-mail delivery of proxy materials. If your shares are held by the Company and you wish to terminate this request, please contact our transfer agent, Equiniti Trust Company by calling (800) 468-9716 or writing 6201 15th Avenue, Brooklyn, New York 11219.

What is the difference between holding shares as a stockholder of record and beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials, including your proxy card, were sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us via the Internet, by telephone or by mail, or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a stock brokerage account, or by a bank or other nominee, you are considered the beneficial owner of the shares, which are held in “street name,” and the proxy materials, including your proxy card, are being provided to you by your broker, bank or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote those shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request, complete, and deliver a proxy from your broker, bank or nominee. Your broker, bank or nominee has sent you a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

How many votes can be cast by all stockholders?

Each share of our common stock is entitled to one vote on each matter presented for a vote at the meeting. There is no cumulative voting. We had 9,904,783 shares of common stock outstanding and entitled to vote on the record date.

How many votes must be present to hold the Annual Meeting?

We must have a quorum in order to hold the Annual Meeting and conduct business. The presence at the meeting, in person or by proxy, of the holders of a majority of our issued and outstanding shares or 4,952,392 shares of common stock as of the record date constitutes a quorum. Each share of our common stock is entitled to one vote on each matter presented for a vote at the meeting. Shares are counted if you are present at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf. Abstentions are counted as present for the purpose of determining the presence of a quorum at a meeting of stockholders. Proxies received from brokers that express a vote on any matter will also be counted as present, even if they show a broker “non-vote” (as described below) on any other matter(s). The vote on each matter submitted to stockholders is tabulated separately. Broadridge Financial Solutions Inc. will tabulate the votes.

If on the date scheduled for the Annual Meeting a quorum does not exist for purposes of conducting business at the Annual Meeting, the management persons named as proxies in the proxy card will use the discretionary authority granted to them thereby to adjourn the meeting to a future date for purposes of seeking a quorum.

I own my shares in “street name.” Will my broker vote ?

If you provide voting instructions to your broker, your broker will vote in accordance with your instructions. The ability of brokers to vote your shares for you without instructions from you is governed by Rule 452 of the New York Stock Exchange (NYSE), which regulates the behavior of brokers who are “member organizations” of the NYSE (without regard to what exchange the shares are traded on). The NYSE has identified specific types of “Broker May Not Vote” matters, also known as non-routine matters. At our Annual Meeting, the election of directors (Proposal One) and the advisory vote on executive compensation (Proposal Two) are “Broker May Not Vote” matters, and therefore your broker will not express a vote on those proposals without instructions from you. If a broker submits a vote on a “Broker May Vote” matter, it will indicate that it does not have authority to vote on other matters, and there will be a broker non-vote with respect to those other matters.

The ratification of the appointment of our independent auditors (Proposal Three), is a “Broker May Vote,” or routine matter. Your broker may vote in accordance with management's recommendation on a routine matter, without instructions from you.

How many votes are required to elect directors (Proposal One)?

Directors are elected by a plurality of the votes cast. This means that the four individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. A nominee does not need to receive a majority vote of the shares to be elected. If you withhold authority to vote with respect to the election of a nominee, your shares will not be voted with respect to that nominee. However, your shares will be counted for the purpose of determining whether there is a quorum.

Under our Director Resignation Policy, in an uncontested election of directors, any of the nominees standing for election as a director who receives more “Withhold” than “For” votes (a Majority Withhold Vote) is expected to promptly offer the Board his or her resignation as a director for consideration. The resignation will be considered by the Nominating Committee and acted upon by the Board within 90 days following the certification of the stockholder vote. Following the Board’s decision, we will promptly publicly disclose the Board’s decision regarding the Director’s offer to resign and, if such an offer is rejected, the rationale behind the Board’s decision.

How many votes are required to approve the advisory vote on the compensation paid to the Company’s named executive officers (Proposal Two)?

To be approved, Proposal Two requires the affirmative vote of a majority of the shares of common stock entitled to vote and present in person or represented by proxy. You may cast a vote either “FOR” or “AGAINST” the proposal or you may abstain. A vote to abstain is the equivalent of a vote “AGAINST” the proposal. A broker “non-vote” will not be counted as a vote cast and will have no impact on this proposal. Because your vote is advisory, with respect to the “say-

on-pay” proposal, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

How many votes are required to ratify the appointment of the Company’s independent auditors (Proposal Three)?

Ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent auditors requires the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting and present in person or represented by proxy. You may vote either “FOR” or “AGAINST” ratification of the appointment, or you may abstain. A vote to abstain is the equivalent of a vote “AGAINST” the proposal.

How do I vote?

You may vote in one of four ways:

• Over the Internet

If your shares are registered in your name: Vote your shares over the Internet by accessing the proxy online voting website at: www.proxyvote.com and following the on-screen instructions. You will need the control numbers that appear on your proxy card when you access the web page.

If your shares are held in the name of a broker, bank or other nominee: Vote your shares over the Internet by following the voting instructions that you receive from such broker, bank or other nominee.

• By Telephone

If your shares are registered in your name: Vote your shares over the telephone by accessing the telephone voting system toll-free at 1-800-690-6903 in the United States and from foreign countries using any touch-tone telephone and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the Company number, account and control numbers that appear on your proxy card.

• By Mail

Vote by signing and dating the proxy card(s) and returning the card(s) in the prepaid envelope.

• In Person

What if I submit my proxy but do not vote for one or more of the proposals?

If you submit your proxy via the Internet, by telephone or by returning your signed proxy card, but do not mark or specify selections, then the shares covered by your proxy will be voted as recommended by the Board of Directors in this proxy statement. If you indicate a choice with respect to any matter to be acted upon on your proxy, the shares you hold will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares through a broker or other nominee and do not submit your selections in accordance with the instructions received from your broker or other nominee, the broker or other nominee will determine if it has discretionary authority to vote on the particular matter. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have discretion to vote such shares on routine matters, but not on non-routine matters.

Can I change or revoke my vote after submitting it?

Yes. After you submit your vote via the Internet, by telephone or by mail, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our corporate secretary specifying such revocation. You may change your vote by timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting if you are a record holder. If you are a beneficial owner and vote your shares through your broker, bank or other nominee and have previously given instructions that you wish to change or revoke, you can provide new, later-dated instructions to your broker, bank or nominee to act as you so instruct.

What should I do if only one set of proxy materials for the Annual Meeting are sent and there are multiple CSPI stockholders in my household?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials and annual reports. This means that only one copy of the proxy materials may have been sent to multiple stockholders in your household. You may promptly obtain an additional copy of the proxy materials and our 2025 Annual Report at no charge by sending a written request to Broadridge Financial Solutions, or by calling Broadridge toll-free at 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of our Proxy Statement and Annual Report, please contact Broadridge, as described above. As a number of brokerage firms have instituted householding if you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

Who can attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend.

Where can I find more information?

We file annual, quarterly and current reports, proxy statements, and other information with the SEC, which is available on our website, www.cspi.com. Our SEC filings are also available to the public, free of charge, on the SEC’s website at http://www.sec.gov. Our common stock is traded on the NASDAQ Global Market (NASDAQ) under the symbol “CSPI.”

Who can help answer my questions?

If you have additional questions about the matters proposed for consideration at the Annual Meeting, you should contact:

CSP Inc.
175 Cabot Street, Suite 210
Lowell, MA 01854
Attn: Gary W. Levine, Chief Financial Officer
Phone: (978) 954-5040

What should I do now?

Carefully read this document and either submit your vote via the Internet or by telephone or, if voting by mail, indicate on the proxy card how you want to vote. If voting by mail, sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. You should submit your vote now even if you expect to attend the Annual Meeting and vote in person. Submitting your vote now will not prevent you from later canceling or revoking your proxy up until the meeting and will ensure that your shares are voted if you later find you cannot attend the Annual Meeting.

How do I find out the voting results?

Preliminary voting results will be announced at the Annual Meeting, and the final voting results will be published in a Form 8-K filed with the SEC within four (4) business days after the Annual Meeting.

You may obtain a copy of the filed Form 8-K by visiting the investor relations section of our website (www.cspi.com) or the SEC’s website, contacting our Investor Relations department by calling 978-954-5038, or writing to Investor Relations, CSP Inc., 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854.

What if I have questions about lost stock certificates or I need to change my mailing address?

Stockholders may contact our transfer agent, Equiniti Trust Company, by calling the Customer Support Department (800) 468-9716 or writing 6201 15th Avenue, Brooklyn, New York 11219.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of five members. The board, upon recommendation of the Nominating Committee, unanimously nominated the four directors listed below for election to the Board at the Annual Meeting. Each of the four nominees currently serves as a member of the Board. Ms. Smith’s, a current Board member, term will end effective on February 9, 2026, and the Board will be set at four members. We are actively engaged in a search to replace her and we are committed to appointing a qualified candidate as soon as practical as an additional member of the Board. Directors elected at the Annual Meeting will hold office until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

If you withhold authority to vote with respect to the election of any of our nominees, your shares will not be voted in favor of such nominee’s election. However, your shares will be counted for purposes of determining whether there is a quorum.

Nominees for Election

Listed below are the nominees with his or her age, the year he or she was first elected as a director of the Company, his or her business experience, as well as the director’s particular experiences, qualifications, attributes and skills that led our Board to conclude that the director should serve as a member of our Board.

Name and Age	Business Affiliations, Qualifications and Directorships

Victor Dellovo (56)

Director of CSPI since August 2012, President and Chief Executive Officer since August 2012, Co-Chairman of the Board of Directors since February 2025, President of Modcomp’s worldwide operations since October 2010; President of Modcomp’s U.S. operations from October 2005 to September 2010; President of Modcomp’s Systems and Solutions division, a subsidiary of CSP Inc. from June 2003 to September 2005, following Modcomp’s acquisition of Technisource Hardware Inc., a company he co-founded in 1997.

Mr. Dellovo is an industry veteran with more than 25 years of technology industry experience and leadership, as well as comprehensive knowledge of the Company and its operations. Prior to becoming our Chief Executive Officer Mr. Dellovo led our Modcomp Inc. subsidiary, currently known as CSPi Technology Solutions, for four years. He managed all facets of Modcomp Inc.’s domestic and international business, a role that provided him with insight into our operations and the challenges and opportunities faced by the Company.  In addition, his prior positions with Technisource Hardware Inc. as an executive, a co-founder and in various sales and engineering positions have given him a strong knowledge and understanding of the technology industry. Mr. Dellovo’ s experience in the industry and in executive management, coupled with his in-depth knowledge of our Company, contributes to his selection as our President and CEO by our Board and facilitates the Board’s strategic and financial planning as well as other critical management functions.

Name and Age	Business Affiliations, Qualifications and Directorships

Ismail “Izzy” Azeri (47)

Director of CSPI since January 2016; Executive Chairman of the Board of Directors since February 2025; President and Co-founder of mabl, a software company that uses machine intelligence to automate routine engineering tasks, from January 2017 to the present; Senior Product Manager-Cloud, for Google, responsible for pricing, packaging, and discount strategy across overall Google Cloud Platform businesses, from May 2014 to January 2017; Founder, President and Board Chairman of Stackdriver, a cloud-based infrastructure monitoring company that that was acquired by Google in January 2014 from July 2012-May 2014, which was acquired by Google in January 2014; Executive in Residence at Bain Capital Ventures, a venture capital firm, where he evaluated new investment opportunities within software landscape, from March 2012 to July 2012; various positions at Acronis, a leader in disaster recovery software for the SMB segment in sales and marketing and strategic and corporate development, from July 2009 to January 2012; Director corporate business development, VMware Inc., a software company, responsible for acquisitions, venture investments and strategy from May 2006-July 2009; served on the Boards of VMware International from 2006-2009 and Board advisor for VMTurbo from 2009 to 2023; various positions and corporate development, EMC Corp., computer storage company, from May 1996-May 2006.

Mr. Azeri has 25 years of managerial experience in operations, strategic partnerships and business development for some of the leading technology organizations in the world. He provides the Board extensive experience in software, cloud and technology products and services, and an in-depth understanding of the software and cloud-based technology that will assist us with product and service strategy for both of our business segments. He is also an expert in technology with significant business development and strategic planning experience, plus he has Board experience. This expertise and experience qualify him to serve as a Board member.

Name and Age	Business Affiliations, Qualifications and Directorships

Anthony Folger (53)

Director since December 2025, Executive Vice President and Chief Financial Officer at Progress Software (NASDAQ: “PRGS”), a provider of enterprise software products for the development, deployment and management of responsible, AI-powered applications, from January 2021 to the present; Chief Financial Officer and Treasurer at Carbonite (NASDAQ: “CARB”), a leading cloud-based data protection provider, from January 2013 until December 2020 when Carbonite was acquired by OpenText Corporation; Chief Financial Officer at Acronis, a leading provider of disaster recovery and secure access solutions, from November 2008 to December 2012 and as Corporate Controller from June 2006 to October 2008; Finance Director at Starent Networks, a leading provider of network infrastructure solutions for mobile operators, from January 2005 to June 2006; Audit Manager at PwC, from January 2004 to January 2005; Corporate Controller at Marketmax, a provider of planning software for the retail industry, from October 2001 to October 2003; Corporate Controller at Habama, a startup and provider of content management and collaboration solutions from July 2000 to July 2001; various positions within the audit practice of Deloitte, from July 1994 to July 2000.

Mr. Folger has more than 30 years of financial and operational experience, including more than a decade serving as a public company chief financial officer.  He has extensive experience with capital markets and his expertise in accounting, financial reporting and controls qualifies him as an “audit committee financial expert” under SEC rules and further qualifies him to serve as a member of the Board of Directors.

Name and Age	Business Affiliations, Qualifications and Directorships

Stephen Webber (55)

Director since December 2025; Part-time Operating Partner with K1 Investments supporting portfolio company MariaDB, from October 2025 to the present; COO and CFO of Quickbase, a low code no code software company owned by Vista Equity, from October 2021 to April 2025; CFO of Carbon Black, a publicly traded security software company sold to VMware Inc. in October 2020 from March 2020 to September 2021; COO and CFO of Syniti, a private software and services company owned by Bridge Growth Partners from September 2017 to Match 2020; CFO of Cynosure, a publicly traded medical device technology company from October 2016 to September 2017, which was sold to Hologic in March 2017; various senior financial roles at EMC Corporation from April 1996 to September 2016 including SEC and corporate reporting, financial planning and analysis, financial business leader for the services division and software divisions; Audit Senior at Deloitte from September 1992 to April 1996 where he became a certified public accountant.

Mr. Webber has over 30 years of financial management experience and was a Certified Public Accountant. His extensive executive management and financial experience adds invaluable knowledge to our Board. His expertise in accounting, financial reporting and controls and experience as a chief financial officer of both public and private companies qualifies him as an “audit committee financial expert” under SEC rules and further qualifies him to serve as a member of the Board of Directors.

We believe that the qualifications for serving as a director of CSPI include significant accomplishment in a director’s field, together with an ability to make a meaningful contribution to the Board’s oversight of business affairs. Each director must also have an excellent record and reputation for honesty and ethical conduct in both his and her professional and personal activities. We consider Messrs. Azeri, Dellovo, Folger, and Webber to meet these qualifications, which the Board believes makes each of them well qualified to serve as a director of CSPI.

The Board’s four director-nominees for election at the Annual Meeting –  Victor Dellovo, Ismail “Izzy” Azeri, Anthony Folger, and Stephen Webber − have been recommended to the Board by the Nominating Committee and unanimously nominated.

The Board of Directors unanimously recommends that you affirmatively vote “FOR” the election of each of Messrs. Azeri, Dellovo, Folger and Webber to serve as a director of the Company.

Unless marked to the contrary, proxies received will be voted “FOR” the election of each of the nominees listed above.

CORPORATE GOVERNANCE

We believe that good corporate governance and fair and ethical business practices are crucial to the proper operation of our Company. This section explains some of the things we have done, or are considering, to improve the way we run CSPI.

Independent Directors

Rules and regulations of the SEC and NASDAQ require that a majority of our Board be “independent.” The Board has reviewed those rules and regulations and has determined that Messrs. Azeri, Folger and Webber and Ms. Smith are independent directors. As required by NASDAQ rules, the independent directors convene executive sessions at our regularly scheduled board meetings at which only independent directors are present.

Board Leadership Structure and Role in Risk Oversight

The Board believes that separating the positions of Executive Chairman and Chief Executive Officer offers independent Board leadership and objective oversight of management. The Board believes that this separation will give better clarity of leadership and is in the best interests of CSPI and its stockholders at this time. Mr. Azeri currently serves as Executive Chairman. The non-management Directors regularly meet without the management director in executive sessions at Board meetings.

Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk management oversight role, the Board is responsible for satisfying itself that the risk management processes are adequate and functioning as designed. The Board’s involvement in risk oversight includes receiving regular reports from members of senior management and evaluating areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks.

The Compensation Committee regularly considers the risks associated with our compensation policies and practices for employees, including those related to executive compensation programs. As part of the risk assessment, the Compensation Committee reviewed our compensation programs for certain design features that have been identified as having the potential to encourage excessive risk-taking, such as compensation mix overly weighted toward annual incentives and unreasonable goals or thresholds. The Compensation Committee determined that, for all employees, our compensation programs encourage our employees to take appropriate risks and encourage behaviors that enhance sustainable value creation in furtherance of the Company’s business, but do not encourage excessive risk and accordingly are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that because we closely link our variable compensation with attaining performance objectives, we are encouraging our employees to make decisions that should result in positive short-term and long-term results for our business and our stockholders without providing an incentive to take unnecessary risks. The Compensation Committee on an on-going basis reviews our compensation policies and programs to ensure that our compensation programs and risk mitigation strategies continue to discourage imprudent risk-taking activities.

Meetings and Committees of the Board of Directors

Our Board met six times during the fiscal year ended September 30, 2025. In addition, the Audit Committee met six times, the Compensation Committee met four times, and the Nominating Committee met three times. All members attended all the meetings of the Board and of the committees of which they were members during their term.

Policies and Procedures for the Review and Approval of Transactions with Related Parties

The Audit Committee charter provides that the Audit Committee has the responsibility of reviewing and approving transactions with related parties. In connection with the review of any related party transactions, the Audit Committee considers, among other matters, the nature, timing and duration of the transactions, the relationships of the parties to the transactions, whether the transactions are in the ordinary course of the Company’s business, the dollar value of the transactions and whether the transactions are in the interests of the Company. Mr. Nicholas Monfreda, the brother-in-law of Mr. Dellovo, was hired in June 2014 as the Sales Manager of the US Operations of Modcomp and his current position is Vice President Managed and Strategic Services. In addition to any Compensation Committee approval, the Audit Committee reviewed and approved Mr. Monfreda’s current status and compensation, which included an annual salary of $216,300 and a target annual bonus for FY 2025 equal to 50% of his annual salary, with 75% of the bonus based on meeting the net income goal of the MSP operation and 25% of the bonus based on meeting key performance indicators. Anna Monfreda, the sibling of Mr. Dellovo, was hired in January 2013 as a Sr. Client Manager in the US Operations of Modcomp. In fiscal year 2025 and 2025 her total compensation including salary and commissions was in excess of $120,000. Gary Southwell, Vice President and General Manager of High-Performance Products segment, is a minority shareholder in one of our vendors. He has no operational responsibilities. There were $267,000 of purchases from this vendor for the fiscal year ended September 30, 2025. There was $69,000 due to the vendor as of September 30, 2025. The Audit Committee did not consider any other related party transactions in fiscal year 2025.

Code of Ethics

We have adopted a code of ethics that applies to all our executive officers, directors and employees, and which is available in the Investor Relations section (under Corporate Governance) of our website at www.cspi.com. A copy of the code of ethics can also be obtained, without charge, by written request to Investor Relations, CSP Inc., 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854.

Communications with our Board of Directors

Our stockholders may communicate directly with the members of our Board or the individual chairmen of the standing Board committees by writing directly to those individuals c/o CSP Inc. at the following address: 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854. Our policy is to forward, and not intentionally to screen, any mail received at our corporate office that is directed to such director.

Policy Regarding Board Attendance

It is our policy that all members of the Board attend the Annual Meeting of stockholders, although we recognize that our directors occasionally may be unable to attend for personal or professional reasons. We generally hold a meeting of the Board on the same date as the Annual Meeting of Stockholders. In 2025, all directors attended the Annual Meeting in person or on the telephone.

Director Resignation Policy

The Board of Directors adopted a Director Resignation Policy which provides that in an uncontested election of Directors of the Company, any nominee standing for election as a Director who receives more “Withhold” than “For” votes (a Majority Withhold Vote) is expected to promptly offer the Board his or her resignation as a director for consideration. The resignation will be considered by the Nominating Committee and acted upon by the Board within 90 days following the certification of the stockholder vote. Following the Board’s decision, we will promptly publicly disclose the Board’s decision regarding the Director’s offer to resign and if such an offer is rejected the rationale behind such a decision.

Director Candidates and Selection Process

Under our by-laws, nominations for election to our Board may be made only by or at the direction of the Board (which has established the Nominating Committee in connection with this process) or by a stockholder who satisfies the substantive and procedural requirements set forth in our by-laws. Candidates nominated by or at the direction of the Board will appear as the Company’s nominees in our proxy materials. An eligible stockholder who complies with our by-laws is able to nominate a candidate for election at our Annual Meeting, and stockholders who are present in person or by proxy at the meeting may vote for such a nominee. However, the Company’s proxy materials may not be available for that nominee. That is, any eligible stockholder wishing to nominate a non-Board endorsed candidate for election as a director and solicit proxies for such nominee must prepare and file with the SEC, at his or her or its own expense, proxy materials meeting the applicable requirements of law for a proxy contest.

The Nominating Committee believes that the minimum qualifications for serving as one of our directors are that a nominee demonstrate significant accomplishment in his or her field, have the ability to make a meaningful contribution to the Board’s oversight of our business affairs and have an excellent record and reputation for honesty and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate’s specific knowledge, experience and skills, availability in light of other commitments, potential conflicts of interest and independence from our management and CSPI. Although the Nominating Committee does not have a standalone policy with regard to consideration of diversity in identifying director nominees, it considers diversity in professional background, experience, expertise (including as to financial matters) and perspective (including as to age, gender and ethnicity) with respect to the Board composition as a whole when evaluating a director nominee. In February 2012, we adopted a policy requiring directors to resign at age 75. The Board reserves the right to extend a waiver of this policy when it considers such a waiver to be in the best interests of the Company.

The Nominating Committee may use any number of methods to identify potential nominees, including personnel, management, and industry contacts, recruiting firms and as described above, candidates recommended by stockholders.  The Nominating Committee did not engage any third-party recruiting firms to identify nominees in fiscal 2025.

Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the potential candidate to assess whether that person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the chairman or another member of the Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conduct one or more interviews with the candidate, other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments, and may seek management input on the candidate. The Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

The Nominating Committee will consider, for possible Board nominations, director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information, among other things:

•the name and address of the stockholder and the class and number of shares of our stock beneficially owned by the stockholder and owned of record by the stockholder; and

•all information relating to the candidate that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation.

Article III, Section 4 of our by-laws requires that notice of stockholder nominations or recommendations and information described above must be received by our corporate secretary at our executive offices not less than 90 days prior to the date of our Annual Meeting of stockholders; provided, however, that if the Annual Meeting (or a special meeting in lieu of the Annual Meeting) is to be held on a date prior to such specified date, and if less than 100 days’ notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of such annual or special meeting. Therefore, the deadline for submission of notice for our 2027 Annual Meeting will be November 12, 2026. Our by-laws contain a number of other substantive and procedural requirements, which should be reviewed by any interested stockholder. This description is qualified in its entirety by the text of our by-laws, to which readers are referred for additional information.

Insider Trading Policy

The Company has an insider trading policy that prohibits its directors, executive officers, employees from the purchasing or selling Company securities while being aware of material, non-public information about the Company as well as disclosing such information to others who may trade in securities of the Company. Our insider trading policy prohibit directors, officers and other employees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities without our prior approval.

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

Our Audit Committee consists of Messrs. Webber (chair), Folger, and Ms. Smith. The Board determined that the members of our Audit Committee are not only independent, but also are “financially literate” for purposes of listing rules (that is, able to read and understand financial statements). In addition, the Board has concluded that each of Messrs. Folger, Webber, and Madame Smith qualifies as an “audit committee financial expert.” Mr. Webber has over 30 years of financial management experience and was a certified public accountant. Mr. Folger worked in public accounting for six years and also has over 20 years of financial management experience. Ms. Smith has been a Director of CSPI since July 2013.

Our Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. The Committee acts in an oversight capacity and relies on the work and assurances of both management, which has primary responsibility for our financial statements, and our independent auditors, who are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. Our Audit Committee has adopted a written charter, a current copy of which is available in the Investor Relations section (under Corporate Governance) of our web site at www.cspi.com. A copy of the charter is also available to stockholders upon request, addressed to CSP Inc., Attn: Corporate Secretary, 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854.

Nominating Committee

The members of the Nominating Committee are Messrs. Folger (chair), Azeri and Ms. Smith, each of whom is an independent director. In addition to performing the duties and functions set forth above under “Director Candidates and Selection Process,” the functions of our Nominating Committee include the following:

•	recommend directors to serve on committees of the Board; and
•	advise the Board with respect to matters of Board composition and procedures.

Our Nominating Committee has adopted a written charter, a current copy of which is available in the Investor Relations section (under Corporate Governance) of our web site at www.cspi.com. A copy of the charter is also available to stockholders upon request, addressed to CSP Inc., Attn: Corporate Secretary, 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854.

Compensation Committee

Our Compensation Committee is composed of Ms. Smith (chair), Messrs. Azeri and Webber, each of whom is an independent director. NASDAQ rules require that the compensation of the chief executive officer be determined, or recommended to the Board for its determination, by either a majority of independent directors or a wholly independent Compensation Committee. NASDAQ rules also prohibit a company’s CEO from being present during voting or deliberations with respect to his compensation. Our Compensation Committee is charged with reviewing and approving executive officers’ compensation, including the CEO, and administering our stock incentive plans. The Committee also reviews and determines the compensation to be paid to directors. Compensation from all other executive officers is required to be determined in the same manner, except that the CEO is permitted to be present during deliberations.  For fiscal year 2025, compensation consultants had no role in determining or recommending the amount or form of executive or director compensation. Our Compensation Committee has adopted a written charter, a copy of which is currently available in the Investor Relations section (under Corporate Governance) of our web site at www.cspi.com. A copy of the charter is also available to stockholders upon request, addressed to CSP Inc., Attn: Corporate Secretary, 175 Cabot Street, Suite 210, Lowell, Massachusetts 01854.

2025 COMPENSATION OF NON-EMPLOYEE DIRECTORS

The following table and footnotes provide certain information regarding the fiscal year 2025 compensation of CSPI’s non-employee directors.

Name	Fees Earned or Paid in Cash[1]	Stock Awards[2]	Total
Izzy Azeri	$48,854	$61,600	$110,454
Marilyn Smith	$37,604	$61,600	$99,204
Anthony Folger[4]	$28,414	$-	$28,414
Stephen Webber[4]	$28,414	$-	$28,414
Charles Blackmon[3]	$9,401	$32,275	$41,676
C. Shelton James[3]	$13,776	$64,550	$78,326

Notes:

1.	Each non-employee director receives (a) a $23,000 annual cash retainer, (b) an additional $552 annual retainer for each Committee membership, (c) a meeting fee of $1,500 per quarterly board and committee meeting, and (d) out of pocket travel expenses in connection with the meetings. In addition, the non-executive Chairman of the Board receives an annual fee of $25,000, and the chairpersons of the Audit Committee and of the Compensation Committee each receives an annual fee of $7,500. Mr. James served as Chairman of the Board during fiscal 2025 until February 3, 2025 when Mr. Azeri became the Chairman.
2.	The amounts reported represent the grant date fair value of restricted stock awards (RSAs) granted in fiscal year 2025, calculated based on the closing stock price on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation-Stock Compensation (“ASC 718”). The following summarizes the unvested RSAs held by each director above on September 30, 2025, that have not vested: Azeri – 5,000, Smith – 5,000, Blackmon – 2,500, James – 5,000. These shares vest one year from the grant date.
3.	Messrs. Blackmon and James term for a non-employee director ended on February 3, 2025, and both received prorated compensation for fiscal year 2025.
4.	Messrs. Webber and Folger joined the Board of Directors on December 20, 2025, and both received prorated compensation for fiscal year 2025.

OUR EXECUTIVE OFFICERS

Background Information about Executive Officers

In addition to Mr. Dellovo, we have three other executive officers, who are listed below with information showing their ages and business affiliations.

Name and Age	Business Affiliations
Gary W. Levine (77)	Vice President of Finance and Chief Financial Officer of CSPI since September 1983; and Controller of CSPI from May 1983 to September 1983.

Gary Southwell (63)

Vice President and General Manager of High Performance Products segment (HPP) since December 2016 to the present; Vice President and Co-founder of Seceon Networks, a startup cybersecurity company offering an open threat management platform of products, from January 2015 to November 2016; Vice President of Product Development of Audinate, a multi-channel digital networking technology company, from November 2012 to December 2014; Chief Technology Officer for a leading provider of cloud and metro network infrastructure solutions, from June 2009 to November 2012.

Michael Newbanks (62)

Vice President of Finance and Chief Accounting Officer of CSPI since July 2017; Controller for Modcomp, May 2003-July 2017; Controller of Technisource Hardware Inc., which was acquired by Modcomp, April 2001 to May 2003.

COMPENSATION OF EXECUTIVE OFFICERS

The following table provides certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities for our CEO and our three other highest paid executive officers for the years ended September 30, 2025 and 2024.

2025 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)		Option Awards ($) (f)	Non-Equity Incentive Plan Compensation[5] ($) (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings[8] ($) (h)	All Other Compensation[9] ($) (i)	Total ($) (j)
Victor Dellovo, President and CEO	2025	$486,675	—	$431,200	[1]	—	$93,230	[6]	$2,366	$23,477	$1,036,948
	2024	$472,500	—	$637,000	[2]	—	$65,438	[7]	$(39,905)	$63,544	$1,198,577
Gary Levine, CFO, Treasurer and Secretary	2025	$219,906	—	$117,040	[3]	—	$9,608	[6]	$(21,392)	$3,867	$329,317
	2024	$213,500	—	$154,700	[4]	—	$9,608	[7]	$(34,206)	$3,754	$347,356
Gary Southwell, Vice President and General Manager of High Performance Products (HPP)	2025	$221,449	—	$258,200	[3]	—	$13,102	[6]	$—	$3,845	$496,596
	2024	$215,000	—	$273,000	[4]	—	$13,102	[7]	$—	$3,762	$504,864
Mike Newbanks, Vice President of Finance and CAO	2025	$183,855	—	$117,040	[3]	—	$65,825	[6]	$—	$3,879	$370,599
	2024	$178,500	—	$154,700	[4]	—	$38,033	[7]	$—	$3,124	$374,357

Notes:

1.

On September 25, 2025, Mr. Dellovo received a restricted stock award of 35,000 shares of common stock. The grant date fair value per share of restricted stock was $12.32, the closing price on the date of award. The restricted stock award vests over four years from the date of the award at a rate of 25% per year.

2.

On January 5, 2024, Mr. Dellovo received a restricted stock award of 70,000 shares of common stock. The grant date fair value per share of restricted stock was $9.10, the closing price on the date of award. The restricted stock award vests over four years from the date of the award at a rate of 25% per year.

3.

On September 25, 2025, Messrs. Levine and Newbanks each received a restricted stock award of 9,500 shares of common stock. The grant date fair value per share of restricted stock was $12.32, the closing price on the date of award. On November 15, 2024, Mr. Southwell received a restricted stock award of 20,000 shares of common stock. The grant date fair value per share of restricted stock was $12.91, the closing price on the date of award. Each restricted stock award vests over four years from the date of the award at a rate of 25% per year.

4.

On January 5, 2024, Messrs. Levine and Newbanks each received a restricted stock award of 17,000 shares of common stock. On January 5, 2024, Mr. Southwell received a restricted stock award of 30,000 shares of common stock. The grant date fair value per share of restricted stock was $9.10, the closing price on the date of award. Each restricted stock award vests over four years from the date of the award at a rate of 25% per year.

5.

Payments are based on achievement of the (i) Company earnings before  taxes (EBIT) per share target for Messrs. Dellovo, Levine and Newbanks and HPP revenue and operating income for Mr. Southwell, which represented 85% of the target Non-Equity Incentive Plan Compensation in 2025 and 2024 and (ii) Key Performance Indicators (KPI) for such named executive officer, which represented 15% of the target. (iii) in 2025 and 2024 if the Company earnings before tax bonus wasn’t achieved and TS division achieved its EBIT targets Messrs. Dellovo and Newbanks would achieve a Special bonus of $50,000 in fiscal year 2025 and fiscal year 2024 and the bonus would increase for overachieving the target. In 2025 and 2024 Messrs. Dellovo and Newbanks bonuses were calculated for both EBIT and TS bonuses and the larger of two calculations was the amount paid to the named executive officer.

6.

Mr. Dellovo had a target bonus of 50% of his base salary, of which 85% was based on achievement of EBIT goals and 15% was based on KPI. Mr. Levine had a target bonus of 30% of base salary, of which 85% was based on the achievement of EBIT goals and 15% was based on KPI. Mr. Southwell had a target bonus of 50% of his base salary, of which 85% was based on the achievement of HPP revenue and operating income goals and 15% of which was based on KPI.  Mr.  Newbanks’ bonus was based on the TS Division operational results and KPIs. In 2025, Non-Equity Incentive Plan Compensation was based on the levels of achievement of these goals, Messrs. Dellovo, Levine, and Newbanks did not receive bonuses related to EBIT goals as 0% of the goals were achieved. Dellovo and Newbanks received a special $57,792 bonus for TS Division operational results, as described above, in addition to their KPI bonus. Levine received his KPI bonus. Mr. Southwell received a bonus related to his KPI, but did not receive any incentive compensation related to HPP revenue and operating income.

7.

Mr. Dellovo had a target bonus of 50% of his base salary, of which 85% was based on achievement of EBIT goals and 15% was based on KPI. Mr. Levine had a target bonus of 30% of base salary, of which 85% was based on the achievement of EBIT goals and 15% was based on KPI. Mr. Southwell had a target bonus of 50% of his base salary, of which 85% was based on the achievement of HPP revenue and operating income goals and 15% of which was based on KPI.  Mr.  Newbanks’ bonus was based on the TS Division operational results and KPIs. In 2025, Non-Equity Incentive Plan Compensation was based on the levels of achievement of these goals, Messrs. Dellovo, Levine, and Newbanks did not receive bonuses related to EBIT goals as 0% of the goals were achieved. Dellovo and Newbanks received a special $30,000 bonus for TS Division operational results, as described above, in addition to their KPI bonus. Levine received his KPI bonus. Mr. Southwell received a bonus related to his KPI, but did not receive any incentive compensation related to HPP revenue and operating income.

8.

The Company provides to Messrs. Dellovo and Levine a supplemental “death benefit” retirement plan. The benefits are vested for Mr. Levine. Upon retirement, the plan provides for an annual payout of approximately $250,000 for five years for Mr. Dellovo and $50,000 for twenty years for Mr. Levine. For more information, see Note 13 to our Consolidated Financial Statements as of and for the years ended September 30, 2025, and 2024 filed with our Annual Report on Form 10-K for the fiscal year ended September 30, 2025.

9.

Mr. Dellovo received $7,912 and $7,574 in employer contributions to his 401(k) plan for 2025 and 2024 respectively. In fiscal year 2025 and 2024 Dellovo incurred $15,565 and $15,565 of expenses for the car Mr. Dellovo’s uses that was purchased by the Company. In fiscal year 2024 an undocumented compensation program allowed Mr. Dellovo to use credit card points for his own use. Mr. Dellovo also received $40,405 related to the use of credit card points. The credit card point program was terminated on August 16, 2024 and Mr. Dellovo paid back $4,822. For Messrs. Levine, Southwell, and Newbanks the amounts of All Other Compensation for 2025 and 2024, respectively, were for the employer’s contributions to the 401(k) plan.

Employment Agreements and Arrangements

In addition to the employment arrangements described in the footnotes to the Summary Compensation Table, we have an employment agreement with Mr. Dellovo dated September 4, 2012, under which Mr. Dellovo became one of our directors and our President and Chief Executive Officer. Mr. Dellovo’s current base salary is $486,675. Mr. Dellovo is eligible to receive a bonus based on the attainment of certain financial objectives, as described above. If the Company is acquired through an asset sale or merger, all of Mr. Dellovo’ s outstanding restricted stock would be fully vested. We also provide Mr. Dellovo with the use of an automobile.

Under his employment agreement, in the event Mr. Dellovo’ s employment is terminated other than for cause (as defined in his employment agreement), he will be entitled to 12 months of severance pay at his then effective monthly salary. However, as discussed below, Mr. Dellovo’s employment agreement has been supplemented and modified by a change of control agreement with us.

Change of Control Agreements

Messrs. Dellovo, Levine and Newbanks each have change of control agreements with the Company executed in September 2012, January 2008, and January 2008, respectively. Under these change of control agreements, in exchange for the right to benefits under the circumstances described in the change of control agreements, each executive agrees that for a period of six months after he leaves the Company, he will not solicit customers or employees of the Company, directly or indirectly. In case of either a change of control (as defined in the change of control agreement, and including a change in the majority of the incumbent directors over a two-year period, except for new directors nominated or selected by a majority of the then incumbent board), or termination of employment without cause (as defined in the change of control agreement) or termination or an adverse change in status of the executive in anticipation of or as required to accomplish a change of control, the executive will be entitled to:

•	a multiple of his base compensation for the Company’s fiscal year then in effect or, if greater, a multiple of his base compensation for the Company’s previous fiscal year, plus
•

a multiple of his annual target variable compensation bonus for the fiscal year then in effect or, if there is no bonus plan in effect that year, the highest variable compensation bonus paid to the executive in any of the three preceding fiscal years.

For Mr. Dellovo, the payouts are two times his base compensation and bonus (with the target bonus equal to 50% of annual base pay). For Mr. Levine the payouts are one times his base compensation and bonus (with the target bonus equal to 30% of annual base pay). For Mr. Newbanks the payouts are one half times his base compensation and bonus (with the target bonus equal to 30% of annual base pay). To receive payment, the executive must deliver to the Company a satisfactory release of claims.

Following a change of control, Messrs. Dellovo, Levine and Newbanks would be entitled to two years, one year and six months, respectively, of comparable health and welfare benefits, by continuing the executive in the Company’s health and welfare plans, paying the executive’s full premium to purchase continuing coverage under COBRA or by payment by the Company of amounts sufficient to purchase equivalent coverage in a lump sum. The executive’s stock restricted stock awards would vest and the executive would be entitled to satisfy any tax withholding obligations under restricted stock awards by delivering shares of our common stock to the Company, or having shares of common stock withheld by the Company, in each case at the fair market value of the common stock and sufficient to meet the relevant requirement. In case of a voluntary resignation or termination of employment for cause or by reason of death or disability, then no severance payments would be payable to the executive.

As an illustration of the payments available to Messrs. Dellovo, Levine and Newbanks, if there had been a change of control of the Company as of September 30, 2025, then, based on fiscal year 2025 compensation, Mr. Dellovo would have received $1,460,025 under his employment and change of control agreement, plus the value of health and welfare benefits as described above, plus other vested benefits. In addition, the value of Mr. Dellovo’ s accelerated stock awards would be $1,634,325 based on the closing price of our common stock on the NASDAQ Global Market ($11.55) as of the close of trading on September 30, 2025. Under the same hypothetical circumstances, Mr. Levine would have received $285,888 under his change of control agreement, plus the value of health and welfare benefits, plus other vested benefits in the form of retirement funds. Mr. Newbanks would receive $119,506 under his change and control agreement. In addition, the value of Messrs. Levine and Newbanks accelerated stock awards would be $395,588 each based on the price of our common stock on the NASDAQ Global Market ($11.55) as of the close of trading on September 30, 2025. These illustrations do not take account of tax effects and are intended only as examples.

Clawback and Stock Ownership Guidelines

The Company’s Board of Directors has approved a Clawback policy for executive officers. This policy was filed as Exhibit 97.1 to the Annual Report on Form 10-K for the fiscal year ended September 30, 2024. The Clawback policy is designed to ensure that incentive-based compensation is paid to executive officers based on accurate financial statements. In the event that the Company is required to prepare an accounting restatement due to the material noncompliance with accounting rules, the policy applies to incentive-based compensation that is granted to current or former executive officers of the company who received incentive-based compensation during the three-year period preceding the date that the Company is required to prepare a restatement.

The Company’s Board of Directors has also approved stock ownership guidelines for our executive officers and non-employee members of our Board of Directors. Under our stock ownership guidelines, executive officers and non-employee members of the Board of Directors are required to own shares of the Company’s Common Stock with a value equal to at least the following amounts within five years from the date they are elected or appointed:

•	Chief Executive Officer: 100% of annual base salary
•	Chief Financial Officer: 100% of annual base salary
•	Vice Presidents or other officer: 75% of annual base salary
•	Board of Directors: 300% of annual retainer

For purposes of the guidelines, stock ownership will include all restricted stock and shares will be valued in each fiscal year based on the closing price of the Company’s stock at the end of the preceding fiscal quarter. As of the record date of the Annual Meeting, all directors and officers with over five years of service as such are in compliance with the stock ownership’s guidelines.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Board and Compensation Committee grant awards without regard to the share price or the timing of the release of material nonpublic information and does not time grants for the purpose of affecting the value of executive compensation. Accordingly, it is our policy that our management team makes a good faith effort to advise the Board and

Compensation Committee whenever it is aware that material nonpublic information is planned to be released to the public in close proximity to the grant of equity awards.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our company for each of the last two completed fiscal years. The table below presents information on the compensation of our principal executive officer (“PEO”) and our other named executive officers (“NEOs”) in comparison to certain performance metrics for 2025 and 2024. We are permitted to report as a “smaller reporting company” as defined under the U.S. federal securities laws. Accordingly, we have not included a tabular list of financial performance measures, and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K. For further information regarding our compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Compensation of Executive Officers.”

Year	Summary compensation table total for (PEO)(1)	Compensation actually paid to PEO(2)	Average summary compensation table total for non-PEO NEOs(3)	Average compensation average actually paid to non-PEO NEOs(4)	Value of initial fixed $100 investment based on Total Shareholder Return (TSR) (5)	Net (Loss) Income(6)
2025	$1,036,948	$1,183,466	$398,837	$407,166	$89.84	$(91,000)
2024	$1,198,577	$2,028,516	$408,859	$601,982	$149.66	$(326,000)

(1)	The amounts of total compensation reported for Mr. Dellovo, our PEO, for each corresponding fiscal year in the “Total” column of the Summary Compensation Table.

(2)	The amounts represent the executive compensation actually paid to Mr. Dellovo as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual compensation earned or paid to Mr. Dellovo during the applicable fiscal year. See the table directly below these footnotes for calculation.

(3)	The amounts reported represent the average of the amounts reported for the Company’s non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable fiscal year. The non-PEO NEOs include Gary Levine, CFO, Treasurer and Secretary, Gary Southwell, Vice President and General Manager of High Performance Products (HPP), and Mike Newbanks, Vice President of Finance and CAO.

(4)	The amounts reported represent the average amount of executive compensation actually paid for the non-PEO NEOs as a group as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs as a group during the applicable fiscal year. See the table directly below these footnotes for calculation.

(5)	Total Shareholder Return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price as the end and the beginning of the measurement period by the Company’s share price as the beginning of the measurement period.

(6)	Net loss is the amount of net loss reflected in the Company’s audited financial statements for the applicable fiscal year.

The table below represents the amount of compensation actually paid to the PEO and average for Non-PEO NEOs as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual compensation earned or paid during the applicable fiscal year.

	PEO		Average for Non-PEO NEO’s
	2025	2024	2025	2024
Total from Summary Compensation Total (SCT)	$1,036,948	$1,198,577	$398,837	$408,859
Less the amounts or average amounts reported under the Stock Awards column in the SCT	$(431,200)	$(637,000)	$(164,093)	$(194,133)
Plus year-end value of stock grants awarded in the applicable fiscal year that are unvested and outstanding as of the end of the applicable fiscal year	$404,250	$909,300	$150,150	$277,120
Plus the change in fair value of prior year awards that are outstanding and unvested as of the end of the applicable fiscal year	$(153,360)	$447,320	$(39,360)	$91,160
Plus the change in fair value as of the vesting date of prior year awards that vested at the end of or during the applicable fiscal year	$231,235	$28,075	$45,648	$5,340
Add dividends paid in fiscal year	$95,593	$82,244	$15,984	$13,637
Equals compensation actually paid in fiscal year	$1,183,466	$2,028,516	$407,166	$601,982

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END

The table below shows outstanding equity awards held by our named executive officers as of the fiscal year ended September 30, 2025.

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Grant Date of Shares of Stock That Have Not Vested	Number of Shares of Stock that have not Vested[1] (#) (g)	Market Value of Shares of Stock that have not Vested[2] ($) (h)
Victor Dellovo	—	—	—	—	1/6/2022	19,000	$219,450
	—	—	—	—	1/6/2023	35,000	$404,250
	—	—	—	—	1/5/2024	52,500	$606,375
	—	—	—	—	9/25/2025	35,000	$404,250
Gary Levine	—	—	—	—	1/6/2022	3,500	$40,425
	—	—	—	—	1/6/2023	8,500	$98,175
	—	—	—	—	1/5/2024	12,750	$147,263
	—	—	—	—	9/25/2025	9,500	$109,725
Gary Southwell	—	—	—	—	1/6/2022	3,000	$34,650
	—	—	—	—	1/6/2023	7,000	$80,850
	—	—	—	—	1/5/2024	22,500	$259,875
	—	—	—	—	11/15/2025	20,000	$231,000
Mike Newbanks	—	—	—	—	1/6/2022	3,500	$40,425
	—	—	—	—	1/6/2023	8,500	$98,175
	—	—	—	—	1/5/2024	12,750	$147,263
	—	—	—	—	9/25/2025	9,500	$109,725

Notes:

1.	The restricted stock awards vest in equal installments on the first four anniversaries of the grant date.
2.	Value is calculated by multiplying the number of restricted stock awards that have not vested by the closing price of our common stock on the NASDAQ Global Market ($11.55) on September 30, 2025.

PROPOSAL TWO:

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Because your vote is advisory, it will not be binding on the Board or the Company.  However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual corporate goals that are intended to enhance stockholder value.

Consideration of 2025 “Say-on-Pay” Vote

At our 2025 Annual Meeting, held in February of 2025, we received a favorable stockholder vote regarding executive compensation. We believe we have addressed many of the concerns about our compensation practices that stockholders expressed in prior years. In fiscal 2025, we can point to the following:

•	For the fiscal year ending September 30, 2025, we had a net loss of $(0.1) million.

•	Our results were below target on earnings, and as a result our CEO and CFO did not achieve their target non-equity incentive compensation. However, the CEO and CAO received a special $50,000 bonus for TS Division operational results.

•	We paid out approximately $1.2 million in dividends during the 2025 fiscal year.

•	We have no agreements that provide tax gross ups for any of our executive officers.

We believe that we have implemented a number of “best practices” in our governance procedures that affect management compensation. We believe that we demonstrate the commitment of our management and Board to align our results with the stockholders.

Compensation Appropriately Linked to Performance

In fiscal 2025, Non-Equity Incentive Plan Compensation for our executive officers is split into two components: 85% of their non-equity compensation was based on EBIT or operating income and revenue when applicable and 15% of their non-equity compensation was based on KPI. Under the EBIT metrics, Messrs. Dellovo, Levine, and Newbanks did not receive non-equity compensation as the Company did meet its EBIT matrix. However, Dellovo and Newbanks received a $50,000 bonus for TS Division operational results. Mr. Southwell received a bonus related to his KPI, but did not receive any incentive compensation related to HPP revenue and operating income goals.

Governance Policies Affecting Compensation

The Company has a Clawback policy and stock ownership guidelines for executives’ officers and non-employee members of the Board of Directors as described above.

The Compensation Committee has also adopted a policy barring so-called “single triggers” in any future change in control agreements. In addition, we do not have any agreements with management, including our named executive officers, to pay tax gross ups.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

In light of the changes we have made in prior years in response to stockholder concerns and how we have aligned a significant portion of management’s non-equity compensation with the Company’s financial performance, we are asking stockholders to indicate their support for our named executive officer compensation as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described pursuant to applicable SEC rules in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for this meeting pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

Our Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Unless marked to the contrary, proxies received will be voted “FOR” Proposal Two.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY INCENTIVE PLANS

The equity compensation plans approved by our stockholders consist of the CSP, Inc.1997 Incentive Stock Option Plan, the 2003 Stock Incentive Plan, the 2007 Stock Incentive Plan, the 2014 Employee Stock Purchase Plan (the "ESPP")  the 2015 Stock Incentive Plan, and the 2025 Stock Incentive Plan. In fiscal 2025 and 2024, the Company granted certain officers including its Chief Executive Officer, and non-employee directors’ shares of non-vested common stock instead of stock options. The vesting periods for the officers', including the Chief Executive Officer, and the directors' non-vested stock awards are four years and one year, respectively. The following table sets forth information as of September 30, 2025 regarding the total number of securities outstanding under these equity compensation plans.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
Broad based employee and non-employee directors' stock plan	549,855	(1)	$-	(2)	535,595
Employee stock purchase plan	-		-	(3)	483,262
Total	549,855		-		1,018,857
(1)	Includes only non-vested restricted stock awards (RSAs) issued under the 2015 and 2025 Stock Incentive Plan.
(2)	RSAs do not have an exercise price.
(3)	Does not include purchase rights under the ESPP, as the purchase price and number of shares to be purchased under the ESPP are not determined until the end of the relevant purchase period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our only issued and outstanding class of voting securities is our common stock. Holders of common stock are entitled to one vote per share of such stock held by them of record at the close of business on December 19, 2025, upon each matter which may come before the Annual Meeting. At the close of business on December 19, 2025, the record date for our 2026 Annual Meeting, there were 9,904,783 shares of common stock issued and outstanding.

Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders

The following table sets forth certain information as of December 19, 2025, the record date for our 2026 Annual Meeting, regarding each person known by us to own beneficially more than 5% of our common stock, each director and nominee for director of the Company, each executive officer named in the Summary Compensation Table, and all directors and executive officers of the Company as a group.

Name	Shares Beneficially Owned (1)		Percent of Class (2)
Joseph R. Nerges	1,395,063	(3)	14.1%
1726 Bundy Street
Scranton, PA 18508
Visionary Wealth Advisors	766,842	(4)	7.7%
1405 North Green Mount Rd Suite 500
O’Fallon, IL 62208
Victor Dellovo*	831,610		8.1%
Gary W. Levine	207,860		2.1%
Gary Southwell	120,102		1.2%
Mike Newbanks	110,614		1.0%
Marilyn Smith*	103,500		1.1%
Izzy Azeri*	100,990		1.0%
Anthony Folger*	-		0%
Stephen Webber*	-		0%
All directors and executive officers as a group (8 persons)	1,484,176		15.0%

*            Director and/or Nominee for Director

(1)	Except as otherwise noted, all persons and entities have sole voting and investment power over their shares.
(2)	Computed pursuant to Rule 13d-3 under the Exchange Act.
(3)

Joseph R. Nerges filed Form 4 on September 16, 2025 in which he states he is the beneficial owner with sole power to vote and to dispose of 1,395,063 shares of our common stock. Mr. Nerges was a party to a Confidentiality and Non-Disclosure Agreement dated October 11, 2025 to allow the parties to more freely discuss CSPi’s business and financial results. In return for receiving such business and financial information, Mr. Nerges has agreed, among other provisions, to only trade during the Company’s open trading windows, to support CSPi’s slate of directors at its upcoming annual meeting, and, without Board consent, exceed an ownership threshold of no more than 15% of the Company’s common stock. The Confidentiality Agreement expires on October 11, 2027.

(4)

Visionary Wealth Advisors furnished us with a report on Schedule 13G filed on February 14, 2025, in which Visionary has advised us that it is a registered investment advisor in accordance with Sec. 240, 13d-1 (b) (1) (ii) (E) and in its role as advisor has sole voting power over 8,760 shares of our common stock and shared dispositive power to vote 766,842 shares of our common stock.

Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who own more than 10% of a registered class of our equity securities (our common stock) to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Delinquent Section 16(a) Reports

Based solely upon a review of Forms 3, 4, 5 and amendments thereto furnished to the Company during fiscal 2025, or written representations that no Form 5 was required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner.

INFORMATION ABOUT OUR AUDIT COMMITTEE AND INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The following report of the Audit Committee should not be deemed to be “soliciting material” or to be “filed” with the SEC, nor should this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such a filing.

The Audit Committee believes that a candid, substantive and focused dialogue with the independent auditors is fundamental to the Audit Committee’s oversight responsibilities. In support of this view, our Audit Committee periodically meets separately with the independent auditors, without management present. In the course of its discussion in these meetings, the Committee addresses a number of questions intended to bring to light any area of potential concern related to our financial reporting and internal controls. These questions include:

•

Whether there were any significant accounting judgments, estimates or adjustments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements.

•

Whether the auditors have concluded that, based on the auditors’ experience and their knowledge of CSPI, our financial statements fairly present to the investor, with clarity and completeness, our financial position and performance for each reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements.

•	Whether the auditors have concluded that, based on their experience and knowledge of CSPI, we have implemented internal controls and internal audit procedures that are appropriate for us.

The Audit Committee recommended the engagement of CBIZ CPAs P.C. (CBIZ) as our independent auditors for fiscal year 2026 and reviewed with the independent auditors their respective overall audit scope and plans. In reaching its recommendation, the Committee considered the qualifications of CBIZ and discussed with CBIZ their independence, including a review of any and all audit and non-audit services provided by them to us. The Audit Committee received and discussed with the independent auditors (i) the matters required to be disclosed by the applicable requirements of the PCAOB and the SEC and (ii) disclosures and letter from the independent auditors required by applicable requirements of the PCAOB regarding independent accountant’s communications with the audit committee concerning independence.

Management has reviewed the audited financial statements for fiscal year 2025 with the Audit Committee, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Audit Committee asked a number of follow-up questions of management and the independent auditors to help give the Audit Committee comfort in connection with its review.

In reliance on the review and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, for filing with the SEC, and our Board has accepted this recommendation.

AUDIT COMMITTEE
Stephen Webber, Chairman
Anthony Folger
Marilyn T. Smith

Our Independent Registered Public Accounting Firm

The Audit Committee selected CBIZ US, LLP (CBIZ) as our principal independent accountants for the fiscal year 2025. Representatives from CBIZ are expected to be available for the Annual Meeting, to have the opportunity to make a statement if they wish to do so, and to respond to appropriate questions.

The CBIZ report dated December 16, 2025, on the financial statements of the Company as of and for the fiscal year ended September 30, 2025 did not contain an adverse opinion or a disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles.

The Audit Committee selected CBIZ as our principal accountants for fiscal year 2026.

On February 12, 2025, we informed RSM LLP (“RSM”) of our decision to dismiss RSM, effective February 12, 2025, as our independent registered public accounting firm. The decision to change the independent registered public accounting firm was approved by the Audit Committee and the Board of Directors.

During the fiscal years ended September 30, 2024 and September 30, 2023, and subsequent interim period through February 12, 2025, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years. RSM’s reports on our consolidated financial statements for the fiscal years ended September 30, 2024 and September 30, 2023 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended September 30, 2024 and September 30, 2023, and the subsequent interim period through February 12, 2025, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as previously disclosed in our 2024 Annual Report filed on Form 10-K, as filed with the SEC on December 20, 2024, management identified two material weaknesses in the Company’s internal control over financial reporting for the fiscal year ended September 30, 2024 in the areas of: (i) business expense reimbursement and selected purchase policy and application of a legacy credit card program for our credit cards which in the fiscal 2024 third quarter review we identified certain control deficiencies related to our business expense reimbursement and selected purchases policy and application of a legacy credit card program for Company credit cards. The control deficiencies arose out of a lack of adequate review and incomplete supporting documentation related to certain business expenses including those for reimbursement for credit card charges from a C level executive as well as an undocumented compensation agreement with regards to the use of credit card points which resulted in undisclosed compensation; and (ii) financial reporting for income taxes relating to current/non-current taxes payable, certain deferred tax assets and liabilities, and current and deferred tax expense. As a result of these material weaknesses, management concluded that our internal control over financial reporting was not effective as of September 30, 2024 and for the period ending December 31, 2024, and have implemented a remediation plan for these material weaknesses as further described in our 2024 Annual Report on Form 10-K.

On February 12, 2025, the Audit Committee selected CBIZ CPAs P.C. (“CBIZ”) as our independent registered public accounting firm for the fiscal year ending September 30, 2025.

During our two most recent fiscal years ended September, 2024 and 2023 and quarterly period ended December 31, 2024 and through February 12, 2025, neither we nor anyone acting on our behalf consulted with CBIZ regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and either a written report or oral advice was provided to us

Fees for Professional Services

The table below is a summary of aggregate fees billed to the Company in fiscal year 2025 and 2024. Fiscal year 2025 includes fees of $352,000 billed to us by CBIZ US, LLP for the second and third quarterly reviews and the audit of fiscal year 2025 . Fiscal year 2025 also includes $97,750 of fees billed to us by RSM US LLP for the first quarterly review and consent filed with the fiscal year 2025 Form 10-K. Fiscal year 2024 includes fees billed to us only by RSM US LLP.

Fee Category	Fiscal 2025	Fiscal 2024
Audit Fees	$449,750	$440,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$449,750	$440,000

Audit fees: Audit fees represent fees for professional services performed by our independent auditor for the audit of our annual financial statements and the review of our quarterly financial statements, as well as services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-related fees: Audit-related fees represent fees for assurance and related attestation services performed by our independent auditor that are reasonably related to the performance of the audit or review of our financial statements.

Tax fees: Tax fees represent fees billed for professional services performed by our independent auditor with respect to corporate tax compliance, tax advice and tax planning.

All other fees: All other fees represent fees billed for products and services provided by our independent auditor, other than those disclosed above.

Pre-Approval Policies and Procedures

At present, the Audit Committee approves each engagement for audit and non-audit services before we engage our accountants to provide those services.

The Audit Committee has not established any pre-approval policies or procedures that would allow our management to engage our accountants to provide any specified services with only an obligation to notify the Audit Committee of the engagement for those services.

Whistleblower Procedures

Pursuant to our Code of Ethics, the Audit Committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission to our directors, by our officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

CBIZ US, LLP currently serves as the Company’s independent auditors, and that firm conducted the audit of the Company’s financial statements for fiscal year 2025. The Audit Committee has appointed CBIZ US, LLP to serve as our independent auditors to conduct an audit of the Company’s financial statements for fiscal year 2026.

Selection of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate governance. If the stockholders fail to vote in favor of the selection, the Audit Committee will reconsider whether to retain CBIZ US, LLP and may retain that firm or another without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of the appointment, on an advisory basis, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and the stockholders.

Representatives of CBIZ US, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends an affirmative vote “FOR” ratification of CBIZ US, LLP as our independent auditors for fiscal year 2026.

Unless marked to the contrary, proxies received will be voted “FOR” Proposal THREE

OTHER MATTERS

Other Business

We do not know of any other matter that may properly come before the Annual Meeting.

Stockholder Proposals for 2027 Annual Meeting

In order for a proposal of one of our stockholders to be considered for inclusion in our proxy statement and proxy card for our 2027 Annual Meeting of Stockholders, the proposal must comply with SEC Rule 14a-8 and any other applicable rules and must be submitted to our corporate secretary at our executive offices located at 175 Cabot Street Suite 210, Lowell, Massachusetts 01854 at least 120 days prior to the anniversary date of this proxy statement. This proxy statement is dated December 30, 2025, so the date by which proposals must be received under Rule 14a-8 will be September 1, 2026.

Article II, Section 5 of our by-laws requires that a stockholder who wishes to bring an item of business before the Annual Meeting of Stockholders, even if the item cannot be included in our proxy statement because Rule 14a-8 is not available, must provide written notice of such item of business to our corporate secretary at our executive offices not less than 90 days prior to the date of our Annual Meeting of Stockholders; provided, however, that if the Annual Meeting (or a special meeting in lieu of the Annual Meeting) is to be held on a date prior to such specified date, and if less than 100 days’ notice or prior public disclosure of the date of such annual or special meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of such annual or special meeting. Therefore, the deadline for submission of notice for the 2027 Annual Meeting is November 12, 2026. Our by-laws contain a number of other substantive and procedural requirements, which should be reviewed by any interested stockholder. This description is qualified in its entirety by the text of our by-laws, to which readers are referred for additional information. For information about nominations of director candidates by stockholders, see “Corporate Governance - Director Candidates and Selection Process” elsewhere in this proxy statement.

SOLICITATION

We will bear the entire cost of preparing and soliciting proxies. Brokers, banks and other nominees will be reimbursed for their reasonable out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of our common stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain circumstances, be made personally or by telephone by directors, officers and certain of our employees, or by Equiniti Trust Co., our transfer agent. It is expected that the expense of such special solicitation will be nominal.

VOTE BY INTERNET - www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Standard Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CSP INC. ATTN: GARY W. LEVINE 175 Cabot Street, Suite 210 LOWELL, MA 01854

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Standard Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETATCH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Victor Dellovo 02 Ismail “Izzy” Azeri 03 Anthony Folger 04 Stephen Webber	For All ◻	Withhold All ◻	For All Except ◻	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ________________________________________
The Board of Directors recommends you vote FOR the following proposal: 2. Advisory resolution to approve the compensation paid to the Company’s named executive officers.				For ◻	Against ◻	Abstain ◻
The Board of Directors recommends you vote FOR the following proposal: 3. The ratification of the appointment of CBIZ US, LLP as the Company’s independent auditors for fiscal 2026.				For ◻	Against ◻	Abstain ◻
NOTE: In their discretion, the persons named as proxies may vote on such other business as may properly come before the meeting or any adjournment thereof.
For address change, mark here. ◻ (see reverse for instructions)
Please indicate if you plan to attend this meeting Yes No ◻ ◻

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]                      Date                                         Signature (Joint Owners)                                     Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

CSP INC.

Annual Meeting of Stockholders

February 10, 2026 9:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Victor Dellovo and Gary Levine, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CSP Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM EST on February 10, 2026, at CSP Inc.’s office at 951 Broken Sound Pkwy NW #250 Boca Raton, Florida, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change:

(If you noted any Address Change above, please mark the corresponding box on the reverse side.)

Continued and to be signed on reverse side**